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                                  EXHIBIT 21.




             SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION




                               Bank of Waukegan
                             1601 N. Lewis Avenue
                          Waukegan, Illinois   60085

                       State of Incorporation - Illinois

                         A Wholly-Owned Subsidiary of
                     Northern States Financial Corporation





                            First Federal Bank, fsb
                              216 Madison Street
                          Waukegan, Illinois   60085

                       State of Incorporation - Illinois

                         A Wholly-Owned Subsidiary of
                     Northern States Financial Corporation



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